PricewaterhouseCoopers LLP
                              400 Country Club Road
                                    Suite 300
                                  P.O. Box 1600
                            Eugene, Oregon 97440-1600




Securities and Exchange Commission
450 Fifth Street, NW
Washington, D.C.  20549


November 5, 1998


Subject: Letter Agreeing with the Statements in Form 8-K


Gentlemen:

We have read the statements made by Centennial Bancorp (copy attached), which we understand will be filed with the Commission, pursuant to Item 4 of Form 8-K, as part of the Company's Form 8-K dated October 30, 1998. We agree with the statements concerning our Firm in such Form 8-K.


Very truly yours,

/s/ PricewaterhouseCoopers LLP